EXHIBIT 10.18

                               Standard/Chartered
                                The Mocatta Group

                                  April 9, 1996

Advanced Metallurgy, Inc.
Murray Corporate Park
1003 Corporate Drive
Export, PA 15362
Attention:  Ray Mattsey

            Re: Silver Lease Agreement.

Gentlemen:

We are pleased to confirm that as of the date hereof we have entered into the following Silver Lease Agreement (the "Agreement") with you:

Lessor:
Standard Chartered Bank
Mocatta Bullion - New York
Four World Trade Center
Suite 5200
New York, NY 10048

Telex No.:  125053
Answbk:     MOC UR
Telephone:  (212) 912-8444
Rapifax:    (212) 912-8415

Lessee:
Advanced Metallurgy, Inc.
Murray Corporate Park
1003 Corporate Drive
Export, PA 15362
Attention: Ray Mattsey

Telephone: (412) 325-4028
Fax: (412) 733-2880

1.    MATERIAL

Silver, minimum .999 fine, good New York (Comex) or London delivery, as mutually agreed by Lessor and Lessee (hereinafter, "Material").

2.    NATURE OF TRANSACTIONS

From time to time Lessee and Lessor shall enter into lease transactions (each, a "Transaction") whereby (a) Lessor leases to Lessee a quantity of Material (each, a "Quantity of Material") and

(b) Lessee agrees to return to Lessor such Quantity of Material on a mutually agreed date in the future, all as more fully set forth below. Lessee shall at all times lease at least six hundred thousand (600,000) ounces of Material from Lessor under this Agreement, but the total amount of Material leased by Lessee hereunder shall at no time exceed one million (1,000,000) ounces.

3.    PLACE OF DELIVERY/PLACE OF RETURN

Such locations as Lessee and Lessor mutually agree.

4.    PROCEDURE FOR TRANSACTIONS

a. To initiate a Transaction, Lessee will notify Lessor of the Quantity of Material that Lessee wishes to lease under this Agreement.

b. With respect to each Transaction, Lessor and Lessee will agree upon the following: (i) the Quantity of Material to be leased, (ii) the date such Material is to be leased to Lessee (each such date, a "Lease Date") and
      (iii) the location of delivery (the "Delivery Location").

c. From time to time Lessor will confirm to Lessee by facsimile in the form attached as Exhibit I the lease rate (the "Rate") with respect to Material leased under this Agreement and the date such Material shall be returned to Lessor (each such date, a "Return Date").

d. On each Lease Date Lessor will deliver the agreed upon Quantity of Material to Lessee at the location specified in accordance with Section 3 above.

e. From time to time during the term of this Agreement, Lessee may upon notice to Lessor (which notice, if oral, shall be confirmed by telex or facsimile) purchase leased Material at a price (the "Purchase Price") equal to the product of the H&H Price on the day of such purchase plus 1.5 cents ($.015) per ounce. The Purchase Price shall be paid as provided in
      Section 8 below on the second Business Day following Lessee's purchase of Material.

f. Unless otherwise agreed by the parties, two Business Days before the Return Date of any Material Lessee shall notify Lessor of its desire to
      (i) purchase such Material from Lessor at the Purchase Price, (ii) return such Material to Lessor or (iii) extend the Return Date of such Material. On the Return Date, Lessee shall in the case of (i) above, pay Lessor the Purchase Price and in the case of (ii) above, return the Material to the Place of Return. In the case of (iii) above, Lessee's request to extend the Return Date shall be treated as the initiation of a new Transaction hereunder, and if Lessor agrees to such Transaction, Lessor shall on the Return Date lease to Lessee the Quantity of Material to have been returned on such Date at the then current Rate and otherwise subject to the terms of this Agreement.

5.    DURATION

The initial term of this Agreement will expire on the one year anniversary of the date on which this Agreement is signed (the "Termination Date"). This Agreement shall automatically extend for successive additional one year periods (the initial term and each such additional one-year period, a "Term"), provided, that, at any time following the Termination Date Lessor or Lessee may, by thirty
(30) Business Days written notice to the other, terminate this Agreement. If any

Transaction is outstanding on the termination of the Agreement, the terms and conditions of this Agreement will remain in effect with respect to such Transaction as if this Agreement had not been terminated.

6.    EARLY TERMINATION

If at any time the total amount of Material leased by Lessee hereunder falls below six hundred thousand (600,000) ounces without the prior consent of Lessor, Lessee shall pay to Lessor all costs, charges and expenses which may be incurred by Lessor in connection with such event, as determined by Lessor in any commercially reasonable manner.

7.    FEE

With respect to all Material leased hereunder, Lessee will pay Lessor a fee (the "Fee") determined as described below. The Fee for any day will be equal to the product of (i) (a) the Handy & Harmon ("H&H") price per ounce for Material on such day (or if there is no H&H price for that day, the first preceding day on which there is an H&H price) times (b) the number of ounces of Material subject to Transactions hereunder on such day and (ii) and the Rate. Lessee will pay the Fee to Lessor as provided in paragraph 8 below monthly against invoice (or on such other terms as Lessee and Lessor agree), provided, that, the Fee for any Transaction will be due in full on the initially agreed Return Date for such Transaction (notwithstanding that, as provided in paragraph 4(f) above, a new Transaction may have been initiated which extends the Return Date with respect to the initial Transaction). The monthly invoice will reflect the total amount of Material outstanding under this Agreement and the Rate with respect to such Material and Lessor's costs, if any, of delivering Material to the Delivery Location.

8.    PAYMENTS

All payments by Lessee to Lessor under this Agreement shall be in U.S. dollars and, unless otherwise specified, made by wire transfer in immediately available funds to Lessor's Account No. 001-1-958899 at Chase Manhattan Bank, N.A., One Chase Manhattan Plaza, New York, N.Y.

9.    ASSIGNMENT

Lessor may, upon written notice to Lessee, assign all or any part of this Agreement or any of Lessor's rights hereunder or with respect to any Transaction (including Lessor's rights in or to any Collateral (defined below) provided hereunder).

10.   CONFIDENTIALITY

Lessee and Lessor agree that this Agreement and its terms and conditions shall not be revealed to any third party other than a prospective Assignee without the express consent of the other party or unless required by applicable law.

11.   ENTIRE AGREEMENT

This Agreement, which incorporates the attached Appendix A, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreements, offers, proposals and negotiations between the parties.

12.   SECURITY

If at any time the Market Value (defined below) of Material subject to Transactions hereunder exceeds seven million dollars ($7,000,000, the "Value Limit"), Lessee will, upon 24-hours notice from Lessor, provide to Lessor margin in the form of irrevocable stand-by letters of credit or other collateral acceptable to Lessor ("Collateral") with a value equal to the amount by which the Market Value of such Material exceeds the Value Limit. Any letter of credit delivered hereunder shall be an irrevocable transferable stand-by letter of credit substantially in the form of Exhibit II hereto (issued by such bank as Lessor and Lessee agree) and shall expire not less than fifteen (15) Business Days after the Return Date of the Transaction in respect of which such letter of credit serves as Collateral. In the event the value of the Collateral is at any time less than 100% or greater than 105% of the amount by which the Market Value of Material then subject to Transactions hereunder exceeds the Value Limit, upon the request of either party in writing to the other, the Collateral will be adjusted so that at the end of the Business Day immediately following such request, the Collateral value will be equal to such excess amount. As further security for the performance of Lessee's obligations hereunder, Lessee hereby grants Lessor a first priority security interest in any and all Collateral, with authority to commingle, invest, reinvest, repledge and hypothecate the same as Lessor sees fit. Lessee will have no right to and will not create any lien upon or otherwise encumber the Collateral. Upon purchase and payment for or return of Material such that the Market Value of all Material subject to Transactions hereunder is less than the Value Limit, Lessor will deliver to Lessee, without interest or increment, all Collateral then held by Lessor hereunder. "Market Value" means for any day the product of (i) the H&H price per ounce for Material on such day (or if there is no H&H price for that day, the first preceding day on which there is an H&H price) and (ii) the number of ounces of Material subject to Transactions hereunder on such day.

To signify your agreement hereto, please sign as indicated below and return to us a copy of this letter, together with a signed copy of Appendix A attached.

                                        Sincerely yours,

                                        STANDARD CHARTERED BANK,
                                        MOCATTA BULLION - NEW YORK


                                        By: /s/ Timothy P. Dinneny
                                           -------------------------------

                                        By:    VP
                                           -------------------------------

AGREED:

ADVANCED METALLURGY, INC.

By:  /s/  James Rafferty, Jr.
   ---------------------------------

Date: 4/29/96

                                                                      Appendix A

                                 LEASE AGREEMENT
                              TERMS AND CONDITIONS

The provisions of this Appendix are terms and conditions of the Agreement to which this Appendix is attached.

A. Definitions. The following terms, when used in the Agreement, have the meanings stated:

      (i) "Assignee" means any entity to which Lessor makes an assignment pursuant to paragraph 9 of the Agreement.

      (ii) "Business Day" means a day (except for Saturday) on which banks in New York City are open for business.

      (iii) "Guarantor" means Technitrol, Inc., a Delaware corporation and holder of 100% of the issued and outstanding shares of Lessee, who shall execute and deliver to Lessor a guarantee in the form of
            Exhibit III (the "Guarantee").

      (iv) "Lessee" means the entity designated as such in the Agreement and shall also include any Successor to such entity that is named in accordance with the provisions of paragraph H herein.

      (v) "Lessor" means Standard Chartered Bank, Mocatta Bullion - New York, an English bank.

      (vi) "Notice of Assignment" means a written notice of any assignment by Lessor under paragraph 9 of the Agreement, which shall be provided to Lessee by Lessor, as set forth in paragraph H herein.

      (vii) "Successor" means, with respect to Lessee, any entity (now or hereafter existing) affiliated with Lessee which succeeds to the type of business served under this Agreement.

B. Representations, Warranties and Covenants of Lessee. The following representations, warranties and covenants are accurate and complete in all material respects as of the -date hereof and shall remain accurate and complete in all material respects until payment and performance in full by Lessee of its obligations and liabilities under the Agreement or under any indebtedness, obligations or liabilities of Lessee to Lessor, whether now existing or arising hereafter:

      1. Lessee understands that Lessor has relied on Guarantor's financial statements dated as of December 30, 1994 in entering this Agreement. Since the date of such financial statements, there has been no material adverse change in the business, properties, assets, liabilities, operations, results of operations, prospects or condition, financial or otherwise, of Lessee or, to the best knowledge of Lessee, of Guarantor;

      2. Each of Lessee and Guarantor (i) is and will remain duly organized, validly existing and in good standing under the laws of the state of its incorporation as of the date hereof, (ii) has and will have full power and authority to own its properties and to carry on its business as now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of Lessee or any security interests granted to Lessor by Lessee and (iii) has and will have full power to execute, deliver and perform the Agreement, the Guarantee, and any security document or documents securing its obligations under the Agreement, as the case may be;

      3. The execution, delivery and performance by Lessee and Guarantor, as the case may be, of the terms and provisions of the Agreement, the Guarantee and any security or other document contemplated hereby (i) have been duly authorized by all requisite corporate action, (ii) will not violate any provision of law, any order of any court or other agency of government, the corporate charter or bylaws of Lessee or Guarantor, (iii) will not violate any indenture, agreement or other instrument to which Lessee or Guarantor is a party, or by which it is bound, or be in conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under such indenture, agreement or other instrument, and (iv) will not, except as the Agreement may provide, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Lessee or Guarantor pursuant to any such indenture, agreement or instrument;

      4. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of Lessee or Guarantor, threatened, against or affecting Lessee or Guarantor which, if adversely determined, would have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, prospects or condition, financial or otherwise, of Lessee or Guarantor;

      5. Neither of Lessee and Guarantor is or will be -in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party where such default, with or without the passage of time or the giving of notice, would have a material adverse effect on the business, properties, assets, liabilities, operations, results of operations, prospects or condition, financial or otherwise, of Lessee or Guarantor. Each of Lessee and Guarantor will obtain any approvals or consents from third parties required in connection with the leasing of Material from Lessor and will furnish Lessor with copies thereof prior to the leasing of Material hereunder;

      6. Lessee shall comply in all material respects with all applicable laws and regulations, whether now in effect or hereafter enacted or promulgated by any governmental authority having jurisdiction in the premises, including but not limited to environmental or similar laws and any regulations promulgated thereunder;

      7. Lessee shall pay and discharge or cause to be paid or discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its respective income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before Lessee shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof;

      8. Lessee shall give prompt written notice to Lessor of any proceedings instituted by or against it or Guarantor in any federal or state court or before any commission or other regulatory body, federal, state or local, which, if adversely determined, could have a material adverse effect upon the business, properties, assets, liabilities, operations, results of operations, prospects or condition, financial or otherwise, of Lessee or Guarantor;

      9. Lessee shall furnish to Lessor within one hundred twenty (120) days after the end of Guarantor's fiscal year, the annual report of Guarantor showing Lessee's and Guarantor's financial condition at the close of such fiscal year, and the results of Lessee's and Guarantor's operations during such year;

      10. Lessee shall permit agents or representatives of Lessor to inspect, at any time during normal business hours, the Material and Lessee's books and records with respect to the Material and Lessee's precious metal inventory and to make abstracts or reproductions of such books and records. Lessor shall give Lessee two days' notice prior to any such inspection, except that upon the occurrence of an Event of Default, Lessor may conduct such inspection and the activities described above in connection therewith without notice to Lessee;

      11. Lessee shall, upon the occurrence thereof, advise Lessor of any condition or event which constitutes, or with notice or lapse of time or both would constitute, an Event of Default;

      12. Lessee shall defend the Material against any claims and demands of any persons at any time claiming the same or any interest therein;

      13. Lessee shall notify Lessor immediately upon the occurrence of any loss, theft or destruction of the Material;

      14. Lessee shall indemnify and hold harmless Lessor in the event Lessor is sued, fined, penalized or otherwise held primarily or secondarily liable by any governmental agency, regulator, or authority or by any other third party, for any acts or omissions of Lessee in connection with any alleged violations of any applicable laws or regulations, including any environmental or similar laws and any regulations promulgated thereunder; and

      15. Lessee, at its sole cost and expense, shall procure and maintain property insurance covering any location where the Material will be located on an all risk form (including but not limited to, fidelity insurance for all employees and officers) as may from time to time be reasonably required by Lessor. Prior to Lessor's first delivery of Material to Lessee under the Agreement, Lessee shall deliver to Lessor evidence of such insurance satisfactory to Lessor. Lessee shall promptly provide Lessor with written notice of all losses. Lessee shall pay all costs and expenses of collecting any proceeds under such insurance policies.

      Notwithstanding anything herein to the contrary, the covenant set forth in subparagraph 14. hereof shall survive the termination of the Agreement.

C. Fee. Lessee will pay Lessor the Fee as specified in paragraph 7 of the Agreement. Payment of the Fee shall be in U.S. dollars in immediately available funds as specified in paragraph 8 of the Agreement, provided, that in the event Lessee shall receive a Notice of Assignment which specifies that Lessor's rights to the Fee have been assigned, Lessee shall pay the Fee to such place as the Assignee specifies in a written notice to Lessee.

D. Title to Material; Security Interest. At all times from delivery of Material to Lessee under the Agreement until Material is returned, or purchased and paid for by Lessee, title to Material shall be in Lessor and at no time shall Lessee have, or have the ability to create in any third party, any property interest in the Material. Lessee shall take and hereby authorizes Lessor to take any and all steps necessary or appropriate to advise third parties that the Material is the property of Lessor. Material held, either in the form delivered, in processing or as finished goods, shall at all times equal the amount of Material delivered to Lessee under the Agreement and the records of Lessee shall at all times so reflect. Risk of loss or damage from any cause whatsoever to, and responsibility for, any Material delivered to Lessee under the Agreement shall pass to Lessee at the time of receipt by Lessee or Lessee's agent of such Material pursuant to paragraph 4 of the Agreement.

      Notwithstanding the previous paragraph, to further secure the performance of Lessee's obligations hereunder, Lessee hereby grants to Lessor the senior security interest in and lien on any Material subject to a Transaction hereunder and the proceeds and products thereof. Such security interest shall attach upon the delivery of a Quantity of Material by Lessor hereunder. Subject to the terms of this Section D, Lessee agrees to sign such financing and continuation statements and other documents and to take all other reasonable steps which Lessor deems necessary or desirable to perfect the security interest granted Lessor herein. Lessee represents and warrants to Lessor that as of the date of this Agreement (i) no precious metal borrowed, leased, consigned or otherwise procured or used by, or in the possession of, Lessee is subject to any security interest, lien or other encumbrance (other than the security interest granted herein), (ii) no UCC-1 financing statements or similar documents have been filed against such precious metal and (iii) no other party has or will have a security interest, lien or other encumbrance in the Material subject to Transactions hereunder. Lessee will not permit any person or entity (other than Lessor in accordance with this Agreement) to file UCC-1 financing statements or similar documents on any precious metal borrowed, leased, consigned or otherwise procured or used by, or in the possession of, Lessee without at least 10 business days notice to, and the prior written consent of, Lessor. In reliance on the foregoing representations, warranties and covenants, Lessor agrees that it will not file any UCC-1 financing statements or similar documents perfecting the security interest granted to Lessor herein, provided, however, upon a breach of the foregoing representations, warranties or covenants or any default under this Agreement, Lessor may immediately upon notice to Lessee file such statements or other documents and take all other steps which Lessor deems necessary or desirable to perfect the security interest as Lessor determines in its sole discretion.

E. Return or Purchase of Material. If and to the extent that Lessee elects to return Material as specified in paragraph 4 of the Agreement, Lessee shall return such Material to Lessor as specified in the Agreement, provided, that in the event Lessee shall receive a Notice of Assignment which specifies assignment of Lessor's rights to and interest in Material, all Material then or thereafter to be returned to Lessor under the Agreement shall be delivered to the account of the Assignee named in the Notice of Assignment, at the address specified therein, unless Lessee is otherwise instructed in writing by the Assignee.

      If and to the extent Lessee elects to purchase Material as specified in paragraph 4 of the Agreement, Lessee shall pay the purchase price to Lessor by depositing the amount thereof in immediately available funds as specified in paragraph 8 of the Agreement, provided, that in the event Lessee shall receive a Notice of Assignment which specifies assignment of Lessor's rights to and interest in Material, Lessee shall pay such purchase price to the Assignee named in the Notice of Assignment, as specified therein, unless Lessee is otherwise instructed in writing by the Assignee.

F. Time of Essence. Lessee understands and agrees that time is of the essence in performing all of its obligations hereunder, including its obligations to return, or purchase and pay for, Material and to pay the Fee.

G. Consideration. The parties mutually acknowledge that their agreement to this transaction has involved the exchange of good and valuable consideration.

H. Assignment. In the event Lessor makes an assignment pursuant to paragraph 9 of the Agreement, Lessor or the Assignee shall promptly give a Notice of Assignment to Lessee. The Notice of Assignment shall state the name and address of the Assignee and shall specify the rights and interest assigned any change in the procedures to be followed by Lessee under the Agreement. Lessee will promptly acknowledge directly to the Assignee receipt of the Notice of Assignment. Notwithstanding any such assignment, Lessor shall remain liable for the performance of its obligations under the Agreement. Lessee may not assign or transfer its rights under the Agreement in whole or in part, provided, however, that Lessee may, upon the prior written consent of Lessor, which consent shall not be unreasonably withheld, assign or transfer its rights under this Agreement to a Successor having a creditworthiness acceptable to Lessor. Lessor and Lessee agree that after receipt by Lessee of a Notice of Assignment they shall not amend the Agreement without the prior written consent of the Assignee. Lessee agrees that after its receipt of a Notice of Assignment it will not assert against the Assignee, as a defense to or setoff of its obligations under the Agreement, any matter, state of facts or thing (whether arising before or after receipt of the Notice of Assignment) which it may be entitled to raise as a defense or setoff to its obligations to Lessor under the Agreement.

I. Negative Covenants. Lessee covenants and agrees that, until the satisfaction in full of all of Lessee's obligations to Lessor hereunder, Lessee will not, directly or indirectly, (i) create, incur, assume or suffer to exist any pledge, lien, security interest or other encumbrance of any nature whatsoever, on any of the Material other than any security interest granted to Lessor, or enter into any other transaction or agreement which contemplates any consignment or leasing (or any arrangement similar thereto) of precious metal by Lessee; (ii) sell, lease, transfer or otherwise dispose of all or any portion of the Material, or any of its property or assets, including but not limited to inventory, receivables or licenses, except in the ordinary course of its business; (iii) dissolve, liquidate, consolidate with or merge with any other entity or (iv) guarantee or otherwise in any way become or be responsible for obligations of any other person. Notwithstanding the previous sentence, Lessee may from time to time guarantee the obligations of Guarantor or other entities controlled by Guarantor, provided, that,
      (a) none of such guarantees shall be for an amount greater than Lessee's net worth at the time such guarantee is issued and (b) the issuance of any such guarantees shall not, individually or in the aggregate, have a material adverse affect on the business or prospects of Lessee.

J.    Default.

      I.    An Event of Default shall be deemed to occur if:

            1. any amount that is required to be paid to Lessor, as specified in the Agreement, is not paid when due and Lessor gives Lessee notice of such nonpayment, or

            2. Lessee fails to perform any other obligation under the Agreement, Lessor gives Lessee notice of such failure and Lessee fails within two Business Days thereafter to perform such obligation, or

            3. any proceedings are commenced by or against Lessee or Guarantor under any law relating to bankruptcy, insolvency or the relief. of debtors, Lessee or Guarantor makes an assignment for the benefit of creditors, or a receiver, trustee, conservator, liquidator or similar officer is appointed for Lessee or Guarantor or any or all of Lessee's or Guarantor's property, as the case may be, or

            4. Lessee or Guarantor materially defaults under any material agreement or receives notice of default or notice of impending default or suspends or ceases or threatens to suspend or cease to carry on its business or a substantial part thereof and Lessee or Guarantor, as the case may be, fails to (i) cure such default within the period specified in such agreement, or
                  (ii) resume such suspension or cessation or rescind such threat, as the case may be, within two Business Days thereafter and, in the case of (i) or (ii) such circumstance has or will have, in the reasonable opinion of Lessor, a material adverse affect on the business or prospects of Lessee or Guarantor, or

            5. all or a substantial part of the assets of Lessee or Guarantor is seized, nationalized, expropriated or compulsorily acquired by or under the authority of any governmental authority, or

            6. there occurs a material adverse change in the business, properties, assets, liabilities, operations, results of operations, prospects or condition, financial or otherwise, of Lessee or Guarantor, and Lessee or Guarantor, as the case may be, fails to reverse such material adverse change within two Business Days thereafter, or

            7. Lessee or Guarantor makes a material false statement in any report, notice or other communication to Lessor, or

            8. Lessee or Guarantor fails to pay when due any portion of any material indebtedness for which Lessee or Guarantor, as the case may be, is liable, directly or otherwise, or

            9. any of the representations made herein to Lessor cease to be accurate and complete in any material respect, or Lessee materially breaches any covenant made hereunder.

      II. Upon the occurrence of an Event of Default Lessor may, without notice or prejudice to any other remedies which Lessor may have at law or otherwise, at its option (i) terminate any or all of Lessor's obligations to Lessee for future performance, (ii) declare the date of occurrence of such Event of Default as the Return Date with respect to any Transaction outstanding hereunder and upon such declaration by Lessor, Lessee shall purchase, pay for and release the Quantity of Material subject to such Transaction as provided in paragraph 3.e. of the Agreement, and (iii) hold Lessee liable for all damages, consequential or otherwise, incurred by Lessor in entering into the performing of its obligations under this Agreement, including, without limitation, the cost of Lessor of terminating any Transaction earlier than such Transaction's Return Date.

      III. Lessor's rights under this Section J. shall be in addition to, and not in exclusion of, any other rights which it may have (whether by agreement, operation of law, in equity or otherwise). Lessor shall, without limitation of the foregoing, be entitled to take possession of and/or sell, liquidate, transfer or otherwise dispose of all or any portion of the Material, at public or private sale and on such terms and conditions as Lessor may elect in its discretion. In addition to Lessor's other rights herein and as provided by law upon an Event of Default, Lessee hereby expressly authorizes Lessor or its authorized agent to enter its premises for the purpose of taking possession of all or any portion of the Material and agrees to assemble all or any portion of the Material and/or make all or a portion of the Material, as Lessor may direct, available to Lessor or any purchaser of the Material.

K. Further Documents. Lessee agrees that it will at any time at the request of Lessor perform or provide such further acts, consents, reports, transfers, acknowledgments and assignments as may be reasonably required to enable Lessor to transfer its rights hereunder and its title to the Material to a third party during the term of the Agreement, whether by way of outright assignment or as security in connection with a financing transaction.

L. Governing Law; Submission to Jurisdiction. The Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York without regard to the conflicts of laws provisions thereof.

M. Amendments; No Waiver. The Agreement shall not be amended, or in any way modified, except by a writing signed by the parties hereto and any Assignee. No waiver of any provision of the Agreement may be implied from any course of dealing by either party or any Assignee or from any failure by either party or any assignee to assert its rights on any occasion or series of occasions.

N. Notices. All notices under the Agreement shall be given by certified or registered mail or courier, postage prepaid, or by telex or telecopy to-the respective parties hereto at the address of such party specified on the first page of the Agreement or at such other address as either party shall designate for itself by written notice to the other party hereto. All notices shall be sent to the attention of: (i) in the case of the Lessor, The Treasurer, and (ii) in the case of the Lessee, the Vice President of Purchasing and Distribution. All notices to a party hereunder shall be deemed received when delivered at the address for such party specified above during normal business hours and marked "Urgent". Normal business hours shall be from 9:00 a.m. to 5:00 p.m., on any Business Day.

O. Late Payment or Return. Any sum payable by Lessee hereunder if not paid when due shall bear interest, compounded daily, from its due date until the actual date of payment at a rate equal to Chase Manhattan Bank, N.A.'s publicly announced prime rate, plus 3 % per annum, from time to time in effect during the period (but not more than the highest amount at the time permitted by law).

P. Severability. In the event any provision of the Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

Q. Lessor Has No Responsibility for Recommendations. Lessee represents that it did not enter into the Agreement, and agrees that it shall not hold Lessor responsible for losses sustained by Lessee, as a result of any prediction or recommendation made by any representative of Lessor.

R. Confirmations Conclusive. Confirmations of the execution or orders for the purchase or lease of Material of Lessee shall be conclusive, save for manifest error, if not objected to in writing by the tenth day following transmission by facsimile to Lessee or by the twentieth day following transmission by mail to Lessee, except that if such day is not a Business Day, then the next succeeding Business Day shall be the date on which such statement of account shall be conclusive.

S. Force Majeure. Lessor's performance of its obligations hereunder is subject to suspension by reason of events of Force Majeure, which shall include strikes, boycotts, fires, floods, other natural disasters, wars, interruptions in transportation, requirements or regulations of governmental agencies, and all other disabling causes without regard to the foregoing enumeration beyond control of Lessor or Lessor's suppliers. Lessor's obligations shall be suspended so long as any such cause prevents or delays its performance. In the event of any occurrence interrupting or reducing the operations of mines or plants where items covered hereby are produced or processed or any other occurrence beyond Lessor's reasonable control affecting Lessor's ability to perform hereunder, delivery may, at Lessor's option, be deferred so long as the condition prevents or delays performance. After termination of any such contingency, Lessee may accept delivery in the regular course, but shall have no obligation to accept delivery, and Lessor shall not be liable for any delay. In the event of suspension, interruption or termination of delivery by Lessor for a period in excess of thirty (30) days, then Lessee may terminate this Agreement upon five (5) days' written notice, and upon termination Lessee shall have no further liability-or obligation hereunder except for any payments of obligations due up to such date of termination.

T. Conditions Precedent. This Agreement shall not become effective until (i) Guarantor has executed and delivered to Lessor the Guarantee in the form attached hereto as Exhibit III and (ii) Lessee has executed and delivered to Lessor a letter agreement in the form attached hereto as Exhibit IV. The failure of (a) such Guarantee or letter agreement to remain in full force and effect or (b) Guarantor to own 100% of the issued and outstanding shares of Lessee shall be an event of default under this Agreement, and Lessor shall have all rights and remedies provided herein or in the Guarantee.

AGREED:

ADVANCED METALLURGY, INC.


By:      /s/ James Rafferty, Jr.
   ----------------------------------
         Authorized Signatory

Date: 4/29/96

                                                         EXHIBIT I

Standard Chartered Bank
Mocatta Bullion - New York
Suite 5200
Four World Trade Center
New York, NY 10048

Attn:  Treasurer
Fax:  (212) 912-8415

                                    GUARANTEE

FOR VALUABLE CONSIDERATION, the undersigned hereby absolutely and unconditionally guarantees to Standard Chartered Bank and its Affiliates (the "Bank") the punctual payment and performance, when due, whether by acceleration or otherwise, of each and every obligation to the Bank, of Advanced Metallurgy, Inc. (the "Customer") arising under transactions with Mocatta Bullion - New York or otherwise ("Obligations"); agrees that it shall pay its obligations hereunder without deduction or set off agrees that its obligations hereunder shall not be released by any amendment to or waiver of any rights under any agreement between the Customer and the Bank or otherwise or any release of any security granted for any Obligations, or by any bankruptcy or similar proceeding in respect of the undersigned, the Customer, the Bank or any party to any security document or by the invalidity, illegality or unenforceability of any Obligations; agrees that the Bank may enforce its rights hereunder without first exhausting any other rights and remedies it may have and shall be entitled to payment from the undersigned for all expenses including legal expenses, incurred by the Bank in enforcing its rights hereunder; agrees that the liability of the undersigned to the Bank shall be joint and several with any other guarantors of the Obligations; agrees that this Guarantee shall continue to be effective or shall be reinstated if at any time payment of any sum hereby guaranteed is rendered void or ordered to be returned by the Bank upon the bankruptcy of the Customer or otherwise, all as though such payment had not been made; agrees that this Guarantee and any controversies and actions arising therefrom shall be governed by New York law (without regard to the conflicts of law provisions thereof); agrees that the Bank is hereby granted as security a lien in and to and right of set off against all cash and other property of the undersigned held by the Bank; and agrees that the Bank may, without the consent of or notice to the undersigned, and without impairing the obligations of the undersigned hereunder, realize upon security of the Customer or the undersigned in any manner, and apply amounts obtained thereby to the payment of any Obligations. The undersigned may terminate this Guarantee effective thirty days after the Bank receives written notice of the termination at the address or facsimile number set forth above, The obligations of the undersigned hereunder shall continue, irrespective of such termination, in respect of Obligations which arise before the effective date of the termination.

Name & Address of Guarantor             By: /s/ Albert Thorp, III
---------------------------                -------------------------------------
Albert Thorp, III                           Authorized Signatory of Guarantor
Technitrol, Inc.
1210 Northbrook Drive, Ste. 385         Date: 4/29/96
Trevose, PA  19053                           -----------------------------------

                                                         EXHIBIT I

                               Standard/Chartered
                                 MOCATTA BULLION
                             Four World Trade Center
                                   Suite 5200
                               New York, NY 10048
                            Telephone: (212)-912-8445
                            Facsimile: (212) 912-8415

FACSIMILE TRANSMISSION

TO:  Advanced Metallurgy Inc.

ATTN:

FROM:

DATE:   04/09/96

RE: Silver Lease

# OF PAGES:   cover

SPECIAL INSTRUCTIONS:      FAX NO.:

I have the pleasure of confirming the rollover of the Silver Lease subject to the terms and conditions of our Silver Lease Agreement dated April 10,1996.

The Silver Lease Rate for the period from April 16,1996 up to and including October 16, 1996 shall be "Rate".

If you are in agreement with the above terms please sign and return a copy of this fax as soon as possible.

                                    Regards,

AGREED & ACCEPTED

-----------------------                                 For Internal Use:
                                                        Credit:____
                                                        Accting:____

                                       ***

                             Confidentiality Notice:

[The documents accompanying this transmission contain confidential information intended for a specific individual and purpose. The information is private, and is legally protected by law. If you are not the intended recipient, you are hereby notified that any disclosure, copying, distribution, or the taking of any action in reliance on the contents of this telecopied information is strictly prohibited.]

                                                         EXHIBIT I

                          (Letterhead of Issuing Bank)

                          IRREVOCABLE LETTER OF CREDIT

                                                            ------------
                                                               (DATE)

                                                            All drafts must be
                                                            marked: "Drawn under
                                                            Letter of Credit No.
                                                            ___________"

To beneficiary:                                             For account of:
         Standard Chartered Bank
         Mocatta Bullion - New York
         Suite 5200
         Four World Trade Center
         New York, NY 10048

Amount U.S. $________________                              Expiration Date:_____

Gentlemen:

We hereby establish our irrevocable transferable Letter of Credit in your favor available by your drafts drawn at sight on us and accompanied by the document specified below:

Document required:

Statement of Mocatta Bullion - New York, a division of Standard Chartered Bank, executed by an officer certifying the following:

      "The amount of the draft attached is an amount which the drawer became entitled to draw hereunder pursuant to the Silver Lease Agreement dated April 9, 1996 (and as amended from time to time) between Advanced Metallurgy, Inc. and Mocatta Bullion - New York, a division of Standard Chartered Bank and remains unpaid."

Partial drawings are permitted under this Letter of Credit. The amount available for drawing under this Letter of Credit shall be reduced by the amount of any drawing hereunder, immediately after such drawing.

This Letter of Credit is transferable in its entirety to any transferee, and may be successively transferred, in each case at no cost to the transferor or the transferee.

We hereby engage with you and your transferees that drafts under and in compliance with this Letter of Credit will be duly honored upon due presentation to us on or before the expiration date of the Letter of Credit of sight drafts by you or them accompanied by the statement described

                                                        EXHIBIT I

above which, after transfer hereof, may, if you have so advised us (which advise we will confirm to the transferee), be the statement of the transferee, executed by one of its officers.

Except as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 500.

We agree that if this Letter of Credit would otherwise expire during an interruption of the business of this Bank by Act of God, riot, civil commotion, insurrection, war or any other cause beyond its control or by any strike or lockout, then in such event this Letter of Credit shall expire on the fifteenth business day after the day when this Bank shall be reopened for business and the conditions causing such interruption of the business of this Bank shall have been removed or eliminated.

                                               By:
-------------------------------                   ------------------------------
Authorized Countersignature                           Authorized Signatory